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                                                                      Exhibit D


                             UNDERWRITING AGREEMENT

                                     between

                     SOUTH AFRICAN PRIVATE EQUITY TRUST III

                             (Herein represented by
                 BRAIT CAPITAL PARTNERS TRUSTEES (PTY) LIMITED)


                                       and

                   SOUTH AFRICAN PRIVATE EQUITY FUND III L.P.

                             (Herein represented by
                           SAPE INTERNATIONAL GP LTD)


                                       and

                           NEWSHELF 713 (PTY) LIMITED




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                                TABLE OF CONTENTS

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                                                       PAGE

1.          PARTIES                                      1

2.          INTRODUCTION                                 1

3.          UNDERWRITING                                 2

4.          CONDITION                                    2

5.          BREACH                                       2

6.          DOMICILIUM AND NOTICES                       3

7.          GENERAL                                      4

8.          COSTS                                        6

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                             UNDERWRITING AGREEMENT

1.    PARTIES

1.1   SOUTH AFRICAN PRIVATE EQUITY TRUST III


      (herein represented by BRAIT CAPITAL PARTNERS TRUSTEES (PTY) LIMITED)


      ("SAPET")

1.2   SOUTH AFRICAN PRIVATE EQUITY III L.P.


      (herein represented by SAPE INTERNATIONAL 3P LIMITED)


      ("SAPEF")

1.3   NEWSHELF 713 (PTY) LIMITED


      ("Newco")

2.    INTRODUCTION

2.1 Newco has resolved to make an offer to Net 1 Applied Technology Holdings Limited ("Aplitec") to acquire the whole of its business undertaking in terms of Section 228 of the Companies Act, 1973, as amended ("the Disposal") in terms of an offer submitted to the Board of Directors of Aplitec dated 28 October 2003 ("the Offer Agreement") and the Disposal Agreement signed on 31 October 2003 ("the Disposal Agreement")

2.2 The purchase price payable under the Disposal will be discharged at the election of the shareholders of Aplitec as to 100% in cash or 40% in cash and 60% as a reinvestment option in Newco ("the Reinvestment Option").

2.3 SAPET and SAPEF have agreed to underwrite the Reinvestment Option on the terms and conditions set out herein.

2.4   The parties wish to record their agreement in writing.
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3.    UNDERWRITING

3.1 SAPET and SAPEF hereby agrees to underwrite the Reinvestment Option offered by Newco to the shareholders of Aplitec in terms of the Disposal in the maximum sum of R436 972 343,10 ("the Maximum Sum") and undertakes to take up all of the rights of the Reinvestment Option not taken up by the shareholders of Aplitec in terms of the Reinvestment Option in the Maximum Sum.

3.2 In calculating the Maximum Sum, the irrevocable undertakings to vote in favour of the Disposal and to take up their respective rights under the Reinvestment Option by Nedbank Limited and Serge Belamont have been taken into account.

3.3 SAPET and SAPEF shall, on the day that the shareholders of Aplitec who elect to take up their pro rata share of the Reinvestment Option pay to Newco via the same investment vehicle as the reinvesting shareholders of Aplitec, so much of the amount of the Reinvestment Option not taken up by the shareholders of Aplitec as a capital contribution and loans in the same ratio as the reinvesting shareholders of Aplitec.

4.    CONDITION

      The whole of this agreement is conditional upon all of the conditions contained in the Disposal Agreement either being waived or being fulfilled on due date for fulfillment thereof as set out in the Disposal Agreement.

5.    BREACH

      Save as otherwise provided in this agreement, should a party the ("defaulting party") commit a material breach of any material provision of this agreement and should such breach be:

5.1   Incapable of remedy; or

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5.2   be capable of being remedied and should such party fail to remedy such breach within seven days after receiving written notice from another party the ("aggrieved party") requiring the defaulting party to do so,

      then the aggrieved party shall be entitled, without prejudice to its other rights in law, to cancel this agreement or to claim immediate specific performance of all of the defaulting party's obligations whether or not due for performance, neither event without prejudice to the aggrieved party's right to claim damages.

6.    DOMICILIUM AND NOTICES


6.1 The parties choose domicilium otandi et executandi for all purposes of the giving of any notice, the payment of any sum, the serving of any process and for any other purpose arising from this agreement as follows:

6.1.1          SAPET            9 Fricker Road
                                Illovo Boulevard
                                Illovo

               fax              (011) 507-1557

6.1.2          SAPEF            Walker House
                                P.O. Box 255 GT
                                Mary Street
                                George Town
                                Grand Cayman
                                Cayman Islands

               fax              (345) 949-7836

6.1.3          NEWCO            9 Fricker Road
                                Illovo Boulevard
                                Illovo

               fax              (011) 507-1557

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6.2   Each party shall be entitled from time to time, by written notice to the others, to vary its domicilium to any other physical address within the Republic of South Africa and/or its fax number.

6.3 Any notice given and any payment made by a party to another party which is delivered by hand during the normal business hours of the addressee at the addressee's domicilium shall be rebuttably presumed to have been received by the addressee at the time of delivery.

6.4 Any notice given by a party to another party by fax shall be rebuttably presumed to have been received by the addressee on the date of successful transmission thereof.

6.5 Notwithstanding anything to the contrary in this ___ a written notice or other communication actually received by a party shall be adequate notice to it notwithstanding that the notice was not delivered to its given domicilium.

7.    GENERAL

7.1 This document constitutes the sole record of this agreement between the parties in relation to its subject matter.

7.2 No party shall be bound by any representation, warranty, promise or the like not recorded in this document.

7.3 No addition to, variation, novation or agreed cancellation of this agreement shall be of any force or effect unless in writing and signed by or on behalf of the parties.

7.4 No suspension of a right to enforce any term of this agreement and no pactum de non petendo shall be of any force or effect unless in writing and duly signed by or on behalf of the parties.

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7.5   No indulgence which a party may grant to another party shall constitute a waiver of any of the rights of the grantor unless in writing signed by both parties.

7.6 All costs, charges and expenses of any nature whatever which may be incurred by a party in enforcing its rights in terms of this agreement, including without limiting the generality of the aforegoing, legal costs on the scale of attorney and own client and collection commission, irrespective of whether any action has been instituted, shall be recoverable on demand from the party against which such rights are successfully enforced and shall be payable on demand.

7.7 The provisions of this agreement shall be binding upon the successors-in-title and the permitted assigns of the parties. Accordingly, the rights and obligations of each party pursuant to this agreement shall devolve upon and bind its successors-in-title and permitted assigns.

7.8 All provisions in this agreement are, notwithstanding the manner in which they have been put together or linked grammatically, severable from each other. Any provision of this agreement which is or becomes unenforceable in any jurisdiction, whether due to voidness, invalidity, illegality, unlawfulness or for any other reason whatsoever, shall, in such jurisdiction only and only to the extent that it is so unenforceable, be treated as pro non scripto and the remaining provisions of this agreement shall be of full force and effect. The parties declare that it is their intention that this agreement would be executed without such unenforceable provisions if they were aware of such unenforceability at the time of its execution.

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8.    COSTS

      Each party shall bear and pay its own fees and costs of and incidental to the negotiation, drafting, preparation and execution of this agreement.

THUS DONE and SIGNED at ILLOVO on this the 5th day of NOVEMBER 2003.

                               For and on behalf of
                               SOUTH AFRICAN PRIVATE EQUITY TRUST III
                               (herein represented by BRAIT CAPITAL PARTNERS TRUSTEE (PTY) LIMITED by

                               -------------------------------------------------
                               who warrants his authority hereto

THUS DONE and SIGNED at ILLOVO on this the 5th day of NOVEMBER 2003.

                               For and on behalf of
                               SOUTH AFRICAN PRIVATE EQUITY TRUST III
                               (herein represented by SAPE INTERNATIONAL GP LTD) by

                               -------------------------------------------------
                               who warrants his authority hereto

THUS DONE and SIGNED at ILLOVO on this the 5th day of NOVEMBER 2003.

                               For and on behalf of
                               NEWSHELF 713 (PTY) LIMITED
                               by

                               -------------------------------------------------
                               who warrants his authority hereto